                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                           VERTEX PHARMACEUTICALS INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
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
            [LOGO]

                                                                  April 20, 1999

Dear Fellow Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders of Vertex Pharmaceuticals Incorporated to be held on Wednesday, May 19, 1999, at 9:30 a.m. at the Company's headquarters at 130 Waverly Street, Cambridge, Massachusetts.

    The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the matters that will be presented at the meeting. This year, in addition to the election of two directors and approval of the Company's accountants, stockholders are being asked to approve an amendment to the Company's 1996 Stock and Option Plan to increase the number of shares of Common Stock authorized for issuance under that plan by 1,250,000 and to approve an amendment to the Company's Employee Stock Purchase Plan, to increase the number of shares of common stock authorized for issuance under that plan by 200,000.

    Regardless of the number of shares of Common Stock you may own, your votes are important. YOU ARE URGED TO VOTE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD PROMPTLY, whether or not you plan to attend the meeting in person. This will ensure your proper representation at the meeting.

    Thank you for giving these materials your careful consideration.

                                          Sincerely,

                                               [LOGO]

                                          JOSHUA BOGER
                                          Chairman, President and
                                          Chief Executive Officer

            VERTEX PHARMACEUTICALS INCORPORATED, 130 WAVERLY STREET,
                      CAMBRIDGE, MASSACHUSETTS 02139-4242
                  TELEPHONE (617) 577-6000, FAX (617) 577-6680

                      VERTEX PHARMACEUTICALS INCORPORATED
                               130 WAVERLY STREET
                            CAMBRIDGE, MA 02139-4242
                                 (617) 577-6000

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 19, 1999

    Notice is hereby given that the 1999 Annual Meeting of Stockholders of Vertex Pharmaceuticals Incorporated (the "Company") will be held on Wednesday, May 19, 1999, at 9:30 a.m. at the Company's headquarters, 130 Waverly Street, Cambridge, Massachusetts, for the following purposes:

(1) To elect two (2) directors to the class of directors whose term expires in 2002;

(2) To approve an amendment to the 1996 Stock and Option Plan (the "Plan") to increase the number of shares of common stock, $.01 par value per share ("Common Stock"), authorized for issuance under the Plan by 1,250,000;

(3) To approve an amendment to the Vertex Pharmaceuticals Incorporated Employee Stock Purchase Plan (the "ESPP") to increase the number of shares of Common Stock of the Company authorized for issuance under the ESPP by 200,000;

(4) To approve the appointment of independent accountants for the year ending December 31, 1999; and

(5) To consider and act upon such other business as may properly come before the meeting.

    Please refer to the accompanying Proxy Statement for more complete information concerning the matters to be acted upon at the meeting.

    Holders of record of the Company's Common Stock at the close of business on March 22, 1999, the record date for the meeting, are entitled to vote at the Annual Meeting and at any adjournments of the Annual Meeting. All stockholders are invited to attend the meeting in person.

HOLDERS OF RECORD OF COMMON STOCK AS OF THE RECORD DATE ARE URGED TO VOTE, SIGN, DATE, AND RETURN THEIR PROXIES IN THE ENCLOSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. HOLDERS OF RECORD OF COMMON STOCK AS OF THE RECORD DATE WHO DO ATTEND THE MEETING AND WISH TO VOTE IN PERSON MAY REVOKE THEIR PROXIES.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          RICHARD H. ALDRICH
                                          Clerk

April 20, 1999

                      VERTEX PHARMACEUTICALS INCORPORATED
                               130 Waverly Street
                            Cambridge, MA 02139-4242
                                 (617) 577-6000
                                PROXY STATEMENT
                    FOR 1999 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 19, 1999

    This Proxy Statement, with the enclosed proxy card, is being furnished to stockholders of Vertex Pharmaceuticals Incorporated ("Vertex" or the "Company"), a Massachusetts corporation, in connection with the solicitation by the Company's Board of Directors (the "Board") of proxies to be voted at the Company's 1999 Annual Meeting of Stockholders to be held on May 19, 1999 at 9:30 a.m. at the Company's headquarters, 130 Waverly Street, Cambridge, Massachusetts, and at any adjournments thereof (the "Meeting").

    This Proxy Statement and the enclosed proxy card are first being mailed or otherwise furnished to stockholders of the Company on or about April 20, 1999. The Annual Report to Stockholders for the fiscal year ended December 31, 1998 is being mailed to the stockholders with this Proxy Statement, but does not constitute a part hereof.

    The Company has retained D. F. King & Co., Inc. to assist in the solicitation of proxies at an estimated cost of approximately $3,000. Proxies may also be solicited by regular employees of the Company by mail, by telephone, in person, or otherwise. Employees will not receive additional compensation for their solicitation efforts. In addition, the Company will request banks, brokers, and other custodians, nominees, and fiduciaries to forward proxy material to the beneficial owners of Common Stock and to obtain voting instructions from beneficial owners. The Company will reimburse those firms for their reasonable expenses in forwarding proxy materials and obtaining voting instructions.

    When a stockholder's proxy card is duly executed and returned, the shares represented thereby will be voted in accordance with the voting instructions given on the proxy by the stockholder. If no such voting instructions are given on a proxy card with respect to one or more proposals, the shares represented by that proxy card will be voted, in the election of directors, for the nominees named herein, and with respect to other proposals, in accordance with the recommendations of the Board. Stockholders may revoke their proxies at any time prior to any vote at the Meeting by written notice to the Clerk of the Company at or before the Meeting, by submission of a duly executed proxy card bearing a later date, or by voting in person by ballot at the Meeting.

                               VOTING SECURITIES

    Holders of Common Stock of record on the books of the Company at the close of business on March 22, 1999 (the "Record Date") are entitled to notice of and to vote at the Meeting. At the Record Date, there were issued and outstanding 25,400,241 shares of Common Stock, each of which entitles the holder to one vote on each matter submitted to a vote at the Meeting.

    The proxy card provides space for a stockholder to withhold voting for either or both nominees for the Board of Directors or to abstain from voting for any proposal if the stockholder chooses to do so. The holders of a majority of all shares of Common Stock issued and outstanding and entitled to vote at the

Meeting shall constitute a quorum for the transaction of business. Other than the election of directors, which requires a plurality of the votes cast in person or by proxy, each matter to be submitted to the stockholders requires the affirmative vote of a majority of the votes cast in person or by proxy at the Meeting. Abstentions and broker non-votes are not counted in determining the number of votes cast in connection with any voting matter.

                                  PROPOSAL 1:
                             ELECTION OF DIRECTORS

NOMINEES FOR DIRECTOR AND DIRECTORS CONTINUING IN OFFICE

    The By-Laws of the Company provide for a Board consisting of such number of directors, not less than three nor more than nine, as may be fixed from time to time by the Board. The Board is divided into three classes, with each class holding office for a term of three years and the term of office of one class expiring each year. The Board has fixed the number of directors to constitute the full Board for the ensuing year at eight, two of whom are to be elected at the Meeting for a term expiring at the 2002 Annual Meeting, three whose terms expire at the 2001 Annual Meeting, and three whose terms expire at the 2000 Annual Meeting.

    Roger W. Brimblecombe, a director of the Company since 1993, and Donald R. Conklin, a director since 1994, represent the class of directors whose term expires at the Meeting. The Board has nominated Dr. Brimblecombe and Mr. Conklin for election to the class of directors whose term will expire in 2002.

    Shares represented by proxies will be voted for the election as directors of Dr. Brimblecombe and Mr. Conklin unless otherwise specified in the proxy. If either of the nominees for election to the Board should, for any reason not now anticipated, not be available to serve as such, proxies will be voted for such other candidate as may be designated by the Board unless the Board reduces the number of directors. The Board has no reason to believe that Dr. Brimblecombe or Mr. Conklin will be unable to serve if elected.

    The table below sets forth certain information with respect to the nominees for election to the Board of Directors and those directors whose terms of office will continue after the Meeting.

                                                                                                          EXPIRATION OF
                                                                                                FIRST      PRESENT OR
                                                    PRINCIPAL OCCUPATION,                      ELECTED    PROPOSED TERM
NAME AND AGE                         BUSINESS EXPERIENCE AND OTHER BUSINESS AFFILIATIONS      DIRECTOR      OF OFFICE
---------------------------------  --------------------------------------------------------  -----------  -------------
Roger W. Brimblecombe, Ph.D.,
  D.Sc., 69(1)...................  Chairman of Vanguard Medica Ltd. since 1991, of Core            1993          2002
                                   Group plc since 1997, and Non-Executive Chairman of
                                   Oxford Asymmetry International plc since 1997. Various
                                   Vice Presidential posts in SmithKline & French
                                   Laboratories research and development organization
                                   between 1979 and 1990. Also a Director of Ontogeny, Inc.
                                   and several other companies located in the United
                                   Kingdom.

                                                                                                          EXPIRATION OF
                                                                                                FIRST      PRESENT OR
                                                    PRINCIPAL OCCUPATION,                      ELECTED    PROPOSED TERM
NAME AND AGE                         BUSINESS EXPERIENCE AND OTHER BUSINESS AFFILIATIONS      DIRECTOR      OF OFFICE
---------------------------------  --------------------------------------------------------  -----------  -------------
Donald R. Conklin, 62(2)(3)......  Executive Vice President of Schering-Plough Corp. from          1994          2002
                                   1986 to 1996; retired from Schering-Plough at the end of
                                   1996. Also a Director of AlfaCell Inc. and BioTransplant
                                   Inc.

Joshua S. Boger, Ph.D., 48.......  A founder of the Company and its President and Chief            1989          2001
                                   Scientific Officer from its inception in 1989 until May
                                   1992, when he became President and Chief Executive
                                   Officer. In 1997 Dr. Boger became Chairman, President
                                   and Chief Executive Officer. From 1987 to 1989, Senior
                                   Director of Basic Chemistry at Merck Sharp & Dohme
                                   Research Laboratories. Also a Director of Millennium
                                   Pharmaceuticals, Inc.

Charles A. Sanders, M.D., 67.....  Retired in 1994 as Chief Executive Officer and in 1995          1996          2001
                                   as Chairman of Glaxo Inc. From 1990 to 1995 a member of
                                   the Board of Glaxo plc. From 1981 to 1989, held a number
                                   of positions at the Squibb Corporation, including that
                                   of Vice Chairman. Has served on the Boards of Merrill
                                   Lynch and Co., Reynolds Metals Co. and Morton
                                   International Inc.; currently a Director of Kendle
                                   International Inc., Magainin Pharmaceuticals Inc.,
                                   Pharmacopeia Inc., Scios, Inc., Staffmark Inc., and
                                   Trimeris Inc.

Elaine S. Ullian, 51(1)..........  President and Chief Executive Officer of Boston Medical         1997          2001
                                   Center since 1996. From 1994 to 1996, President and
                                   Chief Executive Officer of Boston University Medical
                                   Center Hospital. From 1987 to 1994, President and Chief
                                   Executive Officer of Faulkner Hospital. Also a Director
                                   of Hologics Inc.

                                                                                                          EXPIRATION OF
                                                                                                FIRST      PRESENT OR
                                                    PRINCIPAL OCCUPATION,                      ELECTED    PROPOSED TERM
NAME AND AGE                         BUSINESS EXPERIENCE AND OTHER BUSINESS AFFILIATIONS      DIRECTOR      OF OFFICE
---------------------------------  --------------------------------------------------------  -----------  -------------
Barry M. Bloom, Ph.D.,
  70(1)(3).......................  Formerly with Pfizer Inc., as Executive Vice President          1994          2000
                                   of Research and Development from 1992 to 1993, Senior
                                   Vice President from 1990 to 1992, Vice President from
                                   1971 to 1990, and a Director since 1973. Also a Director
                                   of Catalytica Pharmaceuticals, Cubist Pharmaceuticals,
                                   Inc., Incyte Pharmaceuticals Inc., Neurogen Corp. and
                                   MICROBIA, Inc.

William W. Helman IV, 40(2)......  A General Partner of Greylock, a venture capital firm           1989          2000
                                   and an original investor in the Company. Also a Director
                                   of Millennium Pharmaceuticals, Inc., Media Metrix, Inc.,
                                   and several private companies.

Bruce I. Sachs, 39(2)............  Executive Vice President and General Manager, Ascend            1998          2000
                                   Communications, Inc. From 1997 until 1998, President and
                                   CEO of Stratus Computer, Inc. From 1995 to 1997,
                                   Executive Vice President/ General Manager of the
                                   Internet Telecom Business Group at Bay Networks, Inc.
                                   From 1993 to 1995, President and Chief Executive Officer
                                   at Xylogics, Inc. Also a Director of Media 100 Inc.

------------------------

(1) Member of the Compensation Committee.

(2) Member of the Audit Committee.

(3) Member of the Nominating Committee.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    During the year ended December 31, 1998, the Board held five meetings. Each of the incumbent directors attended at least 75% of the Board meetings and meetings of committees of the Board of which he was a member.

    The Compensation Committee's functions are to recommend to the full Board the amount, character, and method of payment of compensation of all executive officers and certain other key employees and consultants of the Company and to administer the Company's stock and option plans and Employee Stock Purchase Plan. Barry M. Bloom, Roger W. Brimblecombe and Elaine S. Ullian are the members of the Compensation Committee, which held two meetings during 1998.

    The Audit Committee, which included Donald R. Conklin and William W. Helman IV during 1998, met twice during that year, to discuss the adequacy of internal accounting controls and procedures, and to perform general oversight with respect to the accounting principles applied in the financial reporting of the Company. It also reviewed with the Company's independent accountants the results of the annual audit. Mr. Sachs was elected to the Audit Committee in March 1999.

    The members of the Nominating Committee, Barry M. Bloom and Donald R. Conklin, met informally from time to time during the year to discuss and meet with candidates for membership on the Board.

BOARD RECOMMENDATION

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS. A PLURALITY OF THE VOTES CAST IN PERSON OR BY PROXY AT THE MEETING IS REQUIRED TO ELECT EACH NOMINEE AS DIRECTOR.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information regarding beneficial ownership of the Company's Common Stock as of March 22, 1999, by (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock on that date, (ii) each director, (iii) each executive officer listed in the Summary Compensation Table below, and (iv) all directors and current executive officers as a group.

                                                                                             SHARES           PERCENTAGE
NAME AND ADDRESS                                                                      BENEFICIALLY OWNED(1)    OF TOTAL
--------------------------------------------------------------------------------      ---------------------   ----------
Trimark Financial Corporation...................................................            2,554,500(2)         10.1%
  One First Canadian Place
  Suite 5600, P.O. Box 487
  Toronto, Ontario M5X 1E5
  Canada

Wellington Management Company LLP...............................................            2,249,700(3)          8.9%
  75 State Street
  Boston, MA 02109

Putnam Investments, Inc.........................................................            1,713,518(4)          6.7%
  One Post Office Square
  Boston, MA 02109

Vanguard Specialized Funds......................................................            1,571,300(5)          6.2%
  Vanguard Health Care Fund
  100 Vanguard Boulevard
  Malvern, PA 19355

Barry M. Bloom..................................................................               27,500(6)            *

Joshua S. Boger.................................................................              917,179(6)(7)(8)     3.6%

Roger W. Brimblecombe...........................................................               21,500(6)            *

Donald R. Conklin...............................................................               30,500(6)            *

William W. Helman IV............................................................               60,642(6)            *

Bruce I. Sachs..................................................................                5,250(6)            *

Charles A. Sanders..............................................................               18,625(6)            *

Elaine S. Ullian................................................................               11,550(6)            *

Richard H. Aldrich..............................................................              283,148(6)(8)       1.1%

Thomas G. Auchincloss, Jr.......................................................               51,717(6)(8)         *

Iain P. M. Buchanan.............................................................               75,887(6)(8)         *

Vicki L. Sato...................................................................              319,630(6)(8)       1.2%

All directors and executive officers as a group (12 persons)....................            1,823,128(9)          6.8%

------------------------

*   Less than 1%

(1) Beneficial ownership of shares for purposes hereof, as determined in accordance with applicable Securities and Exchange Commission rules, includes shares of Common Stock as to which a person has or shares voting power and/or investment (including dispositive) power. Information with respect to persons other than directors and executive officers is based solely upon Schedules 13G filed with the Securities and Exchange Commission as of December 31, 1998.

(2) Trimark Financial Corporation has sole voting and dispositive power as to these shares.

(3) Wellington Management Company LLP has shared dispositive power as to 2,249,700 shares and shared voting power as to 623,500 of those shares. Includes shares owned of record by Vanguard Health Care Fund (see Note 5 below.)

(4) Putnam Investments, Inc. has no voting power and has shared dispositive power as to these shares. Includes 1,250,921 shares beneficially owned by Putnam Voyager Fund, as to which Putnam Voyager Fund has no voting power and shared dispositive power.

(5) Vanguard Specialized Funds-Vanguard Health Care Fund has sole voting power and shared dispositive power as to these shares.

(6) Includes shares which may be acquired upon the exercise of options exercisable within 60 days after March 22, 1999, as follows: Dr. Bloom, 17,500 shares; Dr. Boger, 419,674 shares; Dr. Brimblecombe, 21,500 shares; Mr. Conklin, 17,500 shares; Mr. Helman, 27,500 shares; Mr. Sachs, 1,250; Dr. Sanders, 15,625 shares; Ms. Ullian, 11,250 shares, Mr. Aldrich, 220,424 shares; Mr. Auchincloss, 50,645 shares; Mr. Buchanan, 74,804 shares; and Dr. Sato, 312,174 shares.

(7) Includes 101,500 shares held in trusts for the benefit of Dr. Boger's children. Dr. Boger disclaims beneficial ownership of such shares.

(8) Includes shares held in the Company's 401(k) Plan, as follows: Dr. Boger, 3,155 shares; Mr. Aldrich, 2,421 shares; Mr. Auchincloss, 744 shares; and Dr. Sato, 1,992 shares.

(9) Includes an aggregate of 1,823,128 shares which may be acquired upon the exercise of options exercisable on or within 60 days after March 22, 1999 and an aggregate of 8,312 shares held in the Company's 401(k) Plan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires directors, officers, and persons who are beneficial owners of more than ten percent of the Company's Common Stock to file with the Securities and Exchange Commission (the "Commission") reports of their ownership of the Company's securities and of changes in that ownership. To the Company's knowledge, based upon a review of copies of reports filed with the Commission with respect to the fiscal year ended December 31, 1998, all reports required to be filed under Section 16(a) by the Company's directors and officers and persons who were beneficial owners of more than ten percent of the Company's Common Stock were timely filed. Hans Van Houte, the Company's Controller, filed one late report with respect to a charitable contribution in 1997 of shares of the Company's Common Stock.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table provides certain summary information concerning compensation earned during the fiscal years ended December 31, 1998, 1997, and 1996 by the Company's Chief Executive Officer and by the Company's other four most highly compensated executive officers (the Chief Executive Officer together with such other persons being hereinafter referred to as the "Named Executive Officers").

                                                                                          LONG-TERM
                                                                                        COMPENSATION
                                                                                           AWARDS
                                                                                        -------------
                                                                                         SECURITIES
                                                            ANNUAL COMPENSATION          UNDERLYING
                                                     ---------------------------------     OPTIONS       ALL OTHER
NAME AND PRINCIPAL POSITION                            YEAR       SALARY      BONUS     (# OF SHARES)  COMPENSATION
---------------------------------------------------  ---------  ----------  ----------  -------------  -------------
Joshua S. Boger,                                          1998  $  371,020  $   92,800      100,000      $   8,979(1)
  Chairman, President and                                 1997  $  350,012  $  105,000      100,000      $   8,654
  Chief Executive Officer                                 1996  $  316,524  $  125,000      100,000      $   8,693

Vicki L. Sato,                                            1998  $  294,190  $   88,300       65,000      $   7,469(2)
  Senior Vice President of Research                       1997  $  277,524  $   70,000       65,000      $   7,094
  and Development and Chief                               1996  $  252,278  $   88,297       75,000      $   7,074
  Scientific Officer

Richard H. Aldrich,                                       1998  $  256,464  $   64,200       60,000      $   7,485(2)
  Senior Vice President and                               1997  $  231,036  $   70,000       60,000      $   7,081
  Chief Business Officer                                  1996  $  210,028  $   84,011       75,000      $   7,109

Iain P. M. Buchanan,                                      1998  $  215,426  $   30,650       17,600      $  20,547(3)
  Vice President of European                              1997  $  191,877  $   10,020       17,000      $  19,188
  Operations                                              1996  $  170,951           0       15,000      $  17,082

Thomas G. Auchincloss, Jr.,                               1998  $  151,242  $    7,600       14,400      $   6,538(2)
  Vice President of Finance and                           1997  $  130,364  $   16,500       17,000      $   6,420
  Treasurer                                               1996  $  116,376  $   11,638       15,000      $   5,720

------------------------

(1) Includes $7,477 representing the value of the Company's matching contributions under the Company's 401(k) Savings Plan and $1,502 representing certain insurance premiums paid by the Company on Dr. Boger's behalf during 1998.

(2) Represents the value of the Company's matching contributions under the Company's 401(k) Savings Plan.

(3) Represents the Company's contribution to Mr. Buchanan's personal pension scheme account.

OPTION GRANTS IN THE LAST FISCAL YEAR

    The following table provides certain information with respect to options under the Company's 1996 Stock and Option Plan granted to each of the Named Executive Officers during the fiscal year ended December 31, 1998.

                                                                                                    POTENTIAL REALIZABLE
                                                            INDIVIDUAL GRANTS                              VALUE
                                          ------------------------------------------------------  AT ASSUMED ANNUAL RATES
                                           NUMBER OF     PERCENT OF                                          OF
                                          SECURITIES    TOTAL OPTIONS                             STOCK PRICE APPRECIATION
                                          UNDERLYING     GRANTED TO                                 FOR OPTION TERM (2)
                                            OPTIONS     EMPLOYEES IN     EXERCISE    EXPIRATION   ------------------------
NAME                                      GRANTED (1)    FISCAL YEAR      PRICES        DATES         5%          10%
----------------------------------------  -----------  ---------------  -----------  -----------  ----------  ------------

Joshua S. Boger.........................      48,500           3.62%     $   20.37      9/16/08   $  621,708  $  1,575,159
                                              51,500           3.84%     $   27.25      12/9/08   $  883,414  $  2,237,954
                                          -----------           ---
                                             100,000           7.46%

Vicki L. Sato...........................      33,500           2.50%     $   20.37      9/16/08   $  429,427  $  1,087,996
                                              31,500           2.35%     $   27.25      12/9/08   $  540,341  $  1,368,846
                                          -----------           ---
                                              65,000           4.85%

Richard H. Aldrich......................      28,500           2.13%     $   20.37      9/16/08   $  365,334  $    925,609
                                              31,500           2.35%     $   27.25      12/9/08   $  540,341  $  1,368,846
                                          -----------           ---
                                              60,000           4.48%

Iain P. M. Buchanan.....................       8,500           0.63%     $   20.37      9/16/08   $  108,959  $    276,059
                                               9,100           0.68%     $   27.25      12/9/08   $  156,098  $    395,444
                                          -----------           ---
                                              17,600           1.31%

Thomas G. Auchincloss, Jr. .............       8,500           0.63%     $   20.37      9/16/08   $  108,959  $    276,059
                                               5,900           0.44%     $   27.25      12/9/08   $  101,207  $    256,387
                                          -----------           ---
                                              14,400           1.07%

------------------------

(1) Options vest in twenty equal quarterly installments from the date of grant.

(2) As required by rules of the Securities and Exchange Commission, potential values stated are on the prescribed assumption that the Company's common stock will appreciate in value from the date of grant to the end of the option term at annualized rates of 5% and 10%. These hypothesized values are not intended to forecast possible future appreciation, if any, in the Company's common stock.

FISCAL YEAR-END OPTION VALUES

    The following table provides certain information with respect to the options to purchase Common Stock held by the Named Executive Officers at December 31, 1998. No options were exercised by such persons during 1998.

                                                              NUMBER OF SECURITIES
                                                                   UNDERLYING             VALUE OF UNEXERCISED
                                                              UNEXERCISED OPTIONS        IN-THE-MONEY OPTIONS AT
                                                               AT FISCAL YEAR-END            FISCAL YEAR-END
                                                           --------------------------  ---------------------------
NAME                                                       EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
---------------------------------------------------------  -----------  -------------  ------------  -------------
Joshua S. Boger..........................................     395,425        294,575   $  4,778,984   $ 1,368,196

Vicki L. Sato............................................     294,675        205,325   $  3,924,954   $   997,176

Richard H. Aldrich.......................................     203,425        196,575   $  2,234,574   $   947,356

Iain P. M. Buchanan......................................      66,825         52,775   $    876,518   $   292,132

Thomas G. Auchincloss, Jr................................      44,325         49,075   $    510,893   $   279,607

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
  ARRANGEMENTS

    The Company has employment agreements with Dr. Boger, Dr. Sato, Mr. Aldrich and Mr. Buchanan pursuant to which they are entitled to receive compensation as determined by the Compensation Committee of the Board of Directors and will be eligible to receive the benefits generally made available to executives of the Company. The agreements with Dr. Boger, Dr. Sato and Mr. Aldrich require 18 months' notice in the event of termination by the Company without cause, and may be terminated upon six months notice by the executive. Mr. Buchanan's agreement requires six months' notice for termination by either the Company or Mr. Buchanan. In the event of certain terminations after a change in control of the Company, the agreements also provide for a lump sum payment of three years' salary and bonus, payable within ten days after the date of termination, acceleration of all outstanding stock options, and continuation of certain employee benefits for a period of three years after the date of termination. The agreements also contain noncompetition provisions.

    All outstanding options granted under the Company's 1991 Stock Option Plan and 1994 and 1996 Stock and Option Plans provide that, in the event of certain changes in control of the Company, either appropriate provision for the continuation of all then outstanding options must be made, or the vesting of such options will be accelerated and they will become fully exercisable immediately prior to such change in control.

COMPENSATION OF DIRECTORS

    During 1998, the Company paid a retainer of $8,000 per year, plus $2,000 for each Board meeting attended and $250 for each Committee meeting attended (and an additional $250 if the Committee meeting is not held on the same day as a meeting of the full Board), to non-employee directors. In addition, under the 1996 Stock and Option Plan, each non-employee director, upon initial election or appointment to the Board, receives a non-qualified option to purchase 20,000 shares of Common Stock at an exercise price equal to 85% of the then fair market value thereof. Such options vest quarterly over a four-year period from the date of grant, based on continued service on the Board. Each non-employee director in office on June 1 of any year also receives a non-qualified option to purchase 5,000 shares of

Common Stock under the 1996 Stock and Option Plan, exercisable immediately at a price equal to 100% of the fair market value per share of the Company's Common Stock on the date of grant.

                        REPORT ON EXECUTIVE COMPENSATION

OVERVIEW

    The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Committee"). With the oversight of the Committee, the Company has developed and implemented compensation policies with the objectives of attracting and retaining top quality management and encouraging them to contribute to the Company's growth, while also adhering to a policy of keeping the Company's personnel costs reasonable in relation to those of comparable companies and in relation to the Company's other expenditures for its drug discovery and development programs. For 1998, compensation paid to each of the Named Executive Officers consisted of base salary, a cash bonus and long-term compensation in the form of stock options.

    The Committee's recommendations as to compensation for all employees of the Company, including the Named Executive Officers, are subject to approval by the full Board of Directors of the Company. Vertex's Chief Executive Officer, Dr. Joshua S. Boger, does not participate in discussions of his compensation between the Compensation Committee and the full Board, nor does he participate in the full Board's vote on the Committee's recommendations as to his compensation.

BASE SALARIES

    Base salaries for 1998 were determined by the Committee in late 1997. Salary increases over 1997 salary levels were based on the Committee's subjective evaluation of the individual Named Executive Officers' performance in 1997 and its estimation of the salaries being offered to senior executives at companies with which Vertex competes in hiring and retaining qualified executives and key scientists. In addition, the Committee considered the results of the 1997 BIOTECHNOLOGY COMPENSATION SURVEY, a survey conducted by Radford Associates (the "Radford Survey"). The Radford Survey included companies in the biotechnology industry which voluntarily participated in the survey. In its determination of compensation levels, the Committee did not consider the Nasdaq Pharmaceuticals Stocks Index, included in the Performance Graph below. That index tracks the stock performance of approximately two hundred companies with stock quoted on Nasdaq, which are selected according to the broad Standard Industrial Classification category "Drugs," and which include many categories of companies with which Vertex does not generally compete for services of executives.

    The Committee believed that the 1998 raises approved for the Named Executive Officers were generally comparable to the average raises that year for executives of competing companies. These raises were intended to reflect the Committee's judgment that Vertex's performance in 1997 was very good, but not as strong as it had been in 1996. In addition to performance-based raises, two of the Named Executive officers received salary adjustments, so that the resulting 1997 salary levels for the Named Executive Officers were generally in the middle of the range of estimated 1998 salaries of executives serving comparable functions in other competing companies. The Committee believed that setting salary levels in the middle range of those offered by competing companies would allow for the possibility of significant additional cash bonuses based on 1998 individual and Company performance. In determining base salaries for Dr. Boger, Dr. Sato and Mr. Aldrich, it was the Committee's intention that such incentive cash bonus and stock option bonus opportunities represent a larger proportion of their total compensation, as compared with other Company employees.

CASH BONUSES

    At the end of 1998, cash bonuses were awarded to the Named Executive Officers, as well as to other Company employees who were deemed to have made substantial contributions to the attainment of those accomplishments judged to be most important to the Company in 1998. The amounts of the cash bonuses awarded to Dr. Boger, Mr. Aldrich and Dr. Sato were approximately 25% to 30% of their respective 1998 base salaries, reflecting the Committee's determination that a larger proportion of the compensation to those three senior executives should be performance-based, as discussed above. The amounts of the Named Executive Officers' bonuses reflected the Committee's determination that the Company made substantial progress during 1998, including the filing with the U.S. Food and Drug Administration of a New Drug Application for marketing approval of the Company's first product, Agenerase-TM-, and the closing of a collaboration agreement with Schering AG, Germany for research, development and commercialization of the Company's neurophilin ligand compounds. It was the Committee's judgment that each of such officers made significant contributions within his or her area of responsibility to the Company's performance during the year.

STOCK OPTIONS

    Stock options under the Company's stock and option plans have been granted to employees, including executive officers, to create a link between compensation and stockholder return, and to enable executive officers and other employees to develop and maintain a significant stock ownership position in the Company which will vest over time and act as an incentive for the employee to remain with the Company.

    During 1998, each of the Named Executive Officers was granted ten-year options under the 1996 Stock and Option Plan to purchase a significant number of shares of Common Stock, ranging from 14,400 to 100,000 shares, vesting in quarterly installments over a five-year period. A portion of these options, equal to approximately 50% of the number of options granted to each individual in 1997, was granted in September 1998. The remaining options were granted in December 1998. In each case, the option exercise price was the average of the high and low market prices on the date of grant. The aggregate amounts of these option awards were based on an evaluation of individual contributions to the Company's success in 1998. Although the Committee did not perform any comprehensive survey of equity compensation at peer group companies, the Committee believed that, compared to the total number of shares outstanding, the total number of options granted to its employees, including the Named Executive Officers, as a group, was in the middle of the range of the option grants awarded by other companies with which the Company competes to attract and retain employees.

CHIEF EXECUTIVE OFFICER COMPENSATION

    Dr. Boger's 1998 base salary of $371,020 represented an increase of approximately 6% over his 1997 salary, indicating the Committee's evaluation of Dr. Boger's performance as very good. The Committee believed that Dr. Boger's resulting 1998 salary was near the middle of the range of base salaries paid to chief executive officers of comparable companies. The Committee set the 1998 base salary at this level in order to provide opportunities for significant incentive cash bonuses based on individual and Company performance.

    The Committee's, and the full Board of Directors', subjective view of Dr. Boger has consistently been that he is an outstanding scientist who has also demonstrated exceptional ability to guide the Company and to manage well not only the Company's scientific programs but its strategic business efforts as well. This subjective view has been supported objectively in Dr. Boger's success during 1998 in advancing the Company toward commercialization of its first drug, as described above. The amounts of Dr. Boger's 1998 cash bonus (approximately 25% of his 1998 salary) and stock option award, for the purchase of a total of 100,000 shares of Common Stock, were determined in accordance with the foregoing factors, among others, none of which was weighted more heavily than any other. In setting the size of Dr. Boger's option award, the Committee also considered its judgment that Dr. Boger's scientific and management leadership is very important to the Company, and that it was therefore advisable for him to maintain a substantial unvested option position, in order to continue his incentive to remain with the Company.

INTERNAL REVENUE CODE LIMITATION ON DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    Section 162(m) of the Internal Revenue Code, enacted in 1993, limits to $1,000,000 per executive the amount of compensation paid in tax years after 1993 to the Company's Chief Executive Officer or any of the Company's other four most highly compensated executive officers which may be deducted for corporate tax purposes. Qualified performance-based compensation is not included in the $1,000,000 limit. The Company believes that its 1994 and 1996 Stock and Option Plans will qualify as performance-based compensation plans.

                    Submitted by the Compensation Committee

                                 Barry M. Bloom
                             Roger W. Brimblecombe
                                Elaine S. Ullian

                               PERFORMANCE GRAPH

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                 CUMULATIVE TOTAL RETURN
Based upon an initial investment of $100 on December 31,
1993
with dividends reinvested
                                                               Dec-93     Dec-94     Dec-95     Dec-96     Dec-97     Dec-98
Vertex Pharmaceuticals Incorporated                              $100        $81       $143       $218       $178       $161
NASDAQ Stock Market (U.S.)                                       $100        $98       $138       $170       $209       $293
NASDAQ Pharm. Stocks                                             $100        $75       $138       $138       $143       $183
SOURCE: GEORGESON & COMPANY INC.

                                  PROPOSAL 2:
              APPROVAL OF AMENDMENT TO 1996 STOCK AND OPTION PLAN

GENERAL

    The Company's 1996 Stock and Option Plan (the "Plan") was adopted by the Board of Directors in December 1996. Under the Plan, stock rights may be granted which are either (i) options intended to qualify as "incentive stock options" ("ISOs") under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), (ii) non-qualified stock options ("NQSOs"), or
(iii) awards of shares of Common Stock or the opportunity to make a direct purchase of shares of Common Stock ("Stock Awards") (ISOs, NQSOs and Stock Awards, together, being hereinafter referred to as "Stock Rights"). Stock Rights may be granted under the Plan to employees (including officers and directors who are employees) of the Company and its subsidiaries (320 persons, as of March 1,
1999), and to consultants, advisors and non-employee directors of the Company and its subsidiaries (NQSOs and Stock Awards only).

AMENDMENT

    On December 10, 1998, the Company's Board of Directors adopted an amendment to the Plan to increase the number of shares of Common Stock reserved for issuance upon the exercise of options granted under the Plan by 1,250,000, from 3,250,000 to 4,500,000, plus, in each case, the number of shares of Common Stock previously reserved for the granting of options under the Company's 1991 Stock Option Plan and 1994 Stock and Option Plan which are not granted under those plans or which are not exercised and cease to be outstanding by reason of cancellation or otherwise.

    As of March 1, 1999, 310,402 shares of Common Stock remained available for the granting of options under the 1991 Stock Option Plan and 1,492,004 shares of Common Stock were reserved for issuance under outstanding, unexercised options under that plan, and 48,794 shares of Common Stock remained available for the granting of options under the 1994 Stock and Option Plan and 1,855,724 shares of Common Stock were reserved for issuance under outstanding, unexercised options under that plan. The number of shares subject to the Plan is subject to adjustment in the case of a stock split, stock dividend, combination, recapitalization or similar transaction.

    As of March 1, 1999, ISOs to purchase 1,489,059 shares of Common Stock were outstanding under the Plan, with exercise prices ranging from $15.31 to $37.96. NQSOs to purchase 1,318,959 shares of Common Stock were outstanding under the Plan on that date, with exercise prices ranging from $20.37 to $39.56. Such options have expiration dates ranging from December 12, 2006 to February 28, 2009. On March 22, 1999, the last sales price for the Company's Common Stock reported on the Nasdaq National Market System was $25.75.

DESCRIPTION OF PLAN

    The Compensation Committee of the Board administers the Plan. Subject to the provisions of the Plan, the Committee has the authority to determine the persons to whom Stock Rights will be granted, the number of shares to be covered by each Stock Right, the exercise price per share and the manner of exercise, and the terms and conditions upon which Stock Rights are granted, to accelerate the date of exercise of any installment of any Stock Right, and to interpret the provisions of the Plan.

    ISOs granted under the Plan may not be granted at a price less than the fair market value of the Common Stock on the date of grant (or less than 110% of fair market value in the case of employees or officers holding 10% or more of the voting stock of the Company). NQSOs may be granted at an exercise price established by the Committee, which may not be less than the par value of the Common Stock. ISOs granted under the Plan must expire not more than ten years from the date of grant, and not more than five years from the date of grant in the case of ISOs granted to an employee or officer holding 10% or more of the voting stock of the Company. No participant may be granted options in any calendar year for the purchase of more than 200,000 shares. Stock Awards may be granted on such terms and conditions as are approved by the Committee, provided that the purchase price per share cannot be less than the par value per share of the Common Stock.

    ISOs granted under the Plan are exercisable during the optionholder's lifetime only by the optionholder and are not transferable except by the laws of descent and distribution or pursuant to qualified domestic relations orders or Title I of the Employee Retirement Income Security Act.

    Each newly elected non-employee director is automatically granted a non-qualified stock option on the date of initial election to the Board to purchase 20,000 shares of Common Stock, at a purchase price equal to 85% of the fair market value per share of the Company's Common Stock on the date of grant, vesting in equal quarterly installments over a period of four years from the date of grant. In addition, each non-employee director serving in office on June 1 of any year is granted a NQSO to purchase 5,000 shares, at an exercise price equal to 100% of the fair market value per share of the Company's Common Stock on the date of grant. Those options are fully exercisable immediately and have a term of ten years.

    In the event of certain consolidations or acquisitions or a sale of substantially all of the Company's assets, either (i) the Committee or the entity assuming the Company's obligations under the Plan shall make appropriate provision for the continuation of all outstanding options under the Plan by substituting on an equitable basis for the shares then subject to such options either the consideration payable with respect to the outstanding shares of Common Stock in connection with such consolidation, acquisition or sale or securities of any successor or acquiring company, or (ii) the vesting of all outstanding options under the Plan will be accelerated and such options will become fully exercisable immediately prior to such consolidation, acquisition or sale.

    The Plan may be amended by the stockholders or by the Board of Directors or the Committee. Any amendment approved by the Board of Directors or the Committee which is of a scope that requires stockholder approval in order to ensure favorable federal income tax treatment for any ISOs or requires stockholder approval in order to ensure the compliance of the Plan with Rule 16b-3 under the Exchange Act or Section 162(m) of the Code will be subject to stockholder approval. No amendment may adversely affect the rights of any participant to whom Stock Rights have previously been granted without that participant's consent.

FEDERAL INCOME TAX CONSEQUENCES

    The discussion of federal income tax consequences that follows is based on an analysis of the Internal Revenue Code as currently in effect, existing law, judicial decisions and administrative regulations and rulings, all of which are subject to change.

    INCENTIVE STOCK OPTIONS. No taxable income is realized by the optionholder upon the grant or exercise of an ISO under the Plan if no disposition of shares issued to an optionholder pursuant to the exercise of an ISO is made by the optionholder within two years from the date of grant or within one year after the transfer of such shares to the optionholder. Upon sale of such shares thereafter, the amount realized in excess of the option price (the amount paid for the shares) will be taxed to the option holder as a long-term capital gain (generally taxed at a 20% Federal rate). Any loss sustained on shares held less than one year is applied first against any short-term capital gain and then against any long-term capital gain. Any loss sustained on shares held more than one year is applied first against any long-term capital gain and then against any short-term capital gain. No deduction will be allowed to the Company for Federal income tax purposes. The exercise of ISOs will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionholder.

    If shares of Common Stock acquired upon the exercise of an ISO are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition"), generally (a) the optionholder will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof, and (b) the Company will be entitled to deduct such amount, subject to applicable withholding requirements and subject to certain limits on the deductibility of compensation set forth in Section 162(m) of the Internal Revenue Code. Any further gain realized will be taxed as capital gain and will not result in any deduction by the Company. Special rules apply where all or a portion of the exercise price of the ISO is paid by tendering shares of Common Stock. A disqualifying disposition will eliminate the item of tax preference associated with the exercise of the ISO.

    In order for options granted under the amendment to the Plan to qualify as ISOs, the amendment must be approved by the stockholders within twelve months after its adoption by the Board of Directors. If the amendment is not approved on or before December 12, 1999, all options granted under the Plan in excess of the number originally authorized will be NQSOs.

    NON-QUALIFIED STOCK OPTIONS. No taxable income is realized by the optionholder at the time the NQSO is granted. Generally, (a) at exercise, ordinary income is realized by the optionholder in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and the Company receives a tax deduction for the same amount, subject to applicable withholding requirements and subject to certain limits on the deductibility of compensation set forth in Section 162(m) of the Internal Revenue Code, and (b) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares have been held.

    STOCK AWARD. The recipient of a stock award under the Plan must include the fair market value of the awarded stock, less any amount which the recipient pays for that stock, in his or her income, which will be taxed at ordinary income rates. Upon disposition of that stock, the award recipient will have capital gain or loss.

    LIMITATIONS ON COMPANY DEDUCTIONS. As a result of Section 162(m) of the Code, the Company's deduction for NQSOs and Stock Awards granted under the Plan may be limited to the extent that a "covered employee" (i.e., the chief executive officer or one of the four highest compensated officers who is employed on the last day of the Company's taxable year and whose compensation is reported in the summary compensation table in the Company's proxy statement) receives compensation in excess of $1,000,000 in such taxable year of the Company. Excluded from this limitation of deductibility is performance-based compensation that meets specified requirements of Section 162(m) of the Code.

NEW PLAN BENEFITS

    Options for 5,000 shares each will be granted under the Plan during 1999 to all non-employee directors who continue to serve as directors on June 1, 1999 (currently 7 persons). The number of additional shares or options, if any, that will be granted to executive officers and directors under the Plan is indeterminable at this time, since any such grants are subject to the discretion of the Committee.

BOARD RECOMMENDATION

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE 1996 STOCK AND OPTION PLAN AS DESCRIBED ABOVE. A MAJORITY OF THE VOTES CAST IN PERSON OR BY PROXY AT THE MEETING IS REQUIRED FOR SUCH APPROVAL.

                                  PROPOSAL 3:
                          APPROVAL OF AN AMENDMENT TO
                        THE EMPLOYEE STOCK PURCHASE PLAN
           INCREASING THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED
                          FOR ISSUANCE UNDER THE ESPP

GENERAL

    The Vertex Pharmaceuticals Incorporated Employee Stock Purchase Plan (the "ESPP") is designed to give employees of the Company an opportunity to purchase Common Stock through payroll deductions, thereby encouraging employees to share in the economic growth and success of the Company through stock ownership.

    The Company has previously reserved 300,000 shares of Common Stock for purchase under the ESPP, subject to adjustment for stock splits, stock dividends and certain other transactions affecting the Company's capital stock. As of March 22, 1999, a total of 224,272 shares had been issued under the ESPP, leaving 75,728 shares available for future issuances.

PROPOSED AMENDMENT

    The Board of Directors has voted to increase the aggregate number of shares of Common Stock that may be purchased under the ESPP by 200,000 to a total of 500,000, subject to adjustment for stock splits, stock dividends and certain other transactions affecting the Company's capital stock. The Board believes that this increase is necessary in order to continue to provide employees with the opportunity and incentive to purchase shares of the Company's Common Stock.

ADMINISTRATION AND ELIGIBILITY

    The ESPP is administered by the Compensation Committee of the Board of Directors of the Company.

    Each full-time employee of the Company is eligible to participate in the ESPP on the April 1 or October 1, as the case may be, coinciding with or next following the date on which such person has been an employee for six months with the Company. As of March 1, 1999, approximately 220 employees were eligible to participate in the ESPP.

    Participation in the ESPP is voluntary. An eligible employee becomes a participant in the ESPP by authorizing the Company to deduct up to 10% from the Compensation (as defined in the ESPP) otherwise payable to the participant during the six-month periods beginning on April 1 and October 1 each year ("Offering Periods"). The maximum amount that an employee may elect to deduct may be increased from time to time by the Board of Directors without stockholder approval to an amount not exceeding 20% of Compensation.

COMMON STOCK PURCHASES

    A stock purchase account is established and maintained on the books of the Company for each participant. The amounts deducted from the participant's Compensation are credited to the participant's stock purchase account. No interest accrues or is paid to any participant with respect to amounts credited to stock purchase accounts.

    Subject to the limitations discussed below, the amount credited to each participant's stock purchase account as of the last day of each Offering Period is used to purchase the largest number of whole shares of Common Stock which can be purchased at a price equal to 85% of the lesser of:

(a) the Fair Market Value (as defined in the ESPP) of a share of Common Stock as of the first day of the Offering Period; or

(b) the Fair Market Value of a share of Common Stock as of the last day of the Offering Period.

    The maximum number of shares that may be purchased for a participant during any one calendar year is limited to that number of shares having a total Fair Market Value (as determined on the first day of the Offering Period) which would not exceed $25,000.

FEDERAL INCOME TAX CONSEQUENCES

    Under the Internal Revenue Code as currently in effect, participants do not realize taxable income at the commencement of an Offering Period or at the time shares are purchased under the Plan.

    If no disposition of shares purchased under the ESPP is made by the participant within two years from the commencement of the Offering Period or within one year from the purchase date, then (a) upon sale of such shares, 15% of the fair market value of the shares at the commencement of the Offering Period (or, if less, the amount realized on sale of such shares in excess of the purchase price) is taxed to the participant as ordinary income, with any additional gain taxed as a long-term capital gain and any loss treated as a long-term capital loss, and (b) no deduction with respect to the capital gain component is allowed to the Company for Federal income tax purposes.

    If shares of Common Stock purchased under the ESPP are disposed of prior to the expiration of the two-year and one-year holding periods described above, then (a) the participant realizes ordinary income in the year of disposition in an amount equal to the excess of the fair market value of the shares on the date of purchase over the purchase price thereof, and (b) the Company is entitled to deduct such amount to the extent permitted under Section 162 of the Internal Revenue Code. Any further gain or loss is treated as a short-term or long-term capital gain or loss to the participant and will not result in any deduction by the Company.

BOARD RECOMMENDATION

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN AS DESCRIBED ABOVE. A MAJORITY OF THE VOTES CAST IN PERSON OR BY PROXY AT THE MEETING IS REQUIRED FOR SUCH APPROVAL.

                                  PROPOSAL 4:
                      APPROVAL OF INDEPENDENT ACCOUNTANTS

    The Board of Directors has appointed PricewaterhouseCoopers LLP as the Company's independent accountants for the 1999 fiscal year. PricewaterhouseCoopers LLP, is a successor to Coopers & Lybrand L.L.P., which served as the Company's independent accountants from 1989 to 1998. Representatives of PricewaterhouseCoopers LLP will be present at the Meeting to respond to questions and will be given the opportunity to make a statement should they desire to do so.

BOARD RECOMMENDATION

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE CURRENT FISCAL YEAR. A MAJORITY OF THE VOTES CAST IN PERSON OR BY PROXY AT THE MEETING IS REQUIRED FOR SUCH APPROVAL. IF THE APPOINTMENT IS NOT APPROVED, THE BOARD WILL SELECT OTHER INDEPENDENT ACCOUNTANTS.

                                 OTHER MATTERS

    The Meeting is called for the purposes set forth in the notice. The Board of Directors does not know of any matter for action by the stockholders at the Meeting other than the matters described in the notice. However, the enclosed proxy confers discretionary authority on the persons named therein with respect to matters which are not known to the directors at the date of printing hereof and which may properly come before the Meeting. It is the intention of the persons named in the proxy to vote in accordance with their best judgment on any such matter.

               STOCKHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

    In order to be considered for inclusion in the Proxy Statement for the Company's 2000 Annual Meeting of Stockholders, stockholder proposals must be received by the Company no later than December 14, 1999. Proposals should be sent to the attention of the Clerk at the Company's offices at 130 Waverly Street, Cambridge, MA 02139-4242.

    If a shareholder notifies the Company after February 27, 2000 of an intent to present a proposal at the Company's 2000 Annual Meeting (and for any reason the proposal is voted upon at that Annual Meeting), the Company's proxy holders will have the right to exercise discretionary voting authority with respect to the proposal, if presented at the meeting, without including information regarding the proposal in its proxy materials.

    Stockholder nominations for election to the Board at the 2000 Annual Meeting of Stockholders may be submitted to the Clerk of the Company and must include
(i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Commission; and (v) the consent of each nominee to serve as a director of the Company if so elected.

                                          By order of the Board of Directors

                                          Richard H. Aldrich
                                          Clerk

April 20, 1999

                                                                        1071PS99

                                [FOR EDGAR ONLY]

                       VERTEX PHARMACEUTICALS INCORPORATED

                  ANNUAL MEETING OF STOCKHOLDERS - MAY 19, 1999

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned does hereby constitute and appoint Joshua S. Boger and Richard H. Aldrich, or either one of them, the attorney(s) of the undersigned, with full power of substitution, with all the powers which the undersigned would possess if personally present, to vote all stock of Vertex Pharmaceuticals Incorporated which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Vertex Pharmaceuticals Incorporated to be held at 130 Waverly Street, Cambridge, Massachusetts, on Wednesday, May 19, 1999 at 9:30 A.M. and at any adjournment thereof, hereby acknowledging receipt of the Proxy Statement for such meeting and revoking all previous proxies.

    This Proxy, when properly executed, will be voted as directed. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED ON THE REVERSE SIDE AND, IN THE CASE OF OTHER MATTERS THAT LEGALLY COME BEFORE THE MEETING, AS SAID ATTORNEY(S) MAY DEEM ADVISABLE.

                 (Continued and to be signed on reverse side)
                                                               SEE REVERSE SIDE

PLEASE VOTE, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

1. Election of two (2) directors to the class of directors whose term expires in 2002.

Nominees:  Roger W. Brimblecombe and Donald R. Conklin

    / / For        / / Withheld

_______________________________________________
For both nominees except as noted above

2. Approval of amendment to the 1996 Stock and Option Plan authorizing 1,250,000 additional shares for that plan.

    / / For        / / Against        / / Abstain

3. Approval of amendment to the Employee Stock Purchase Plan authorizing 200,000 additional shares for that plan.

    / / For        / / Against        / / Abstain

4. Approval of the appointment of PricewaterhouseCoopers LLP as Independent Accountants.

    / / For        / / Against        / / Abstain

Mark here for address                   Mark here if you plan
change and note at left  / /            to attend the meeting  / /


                             Please sign name exactly as name appears. When signing in a fiduciary capacity, please give full title. Co-fiduciaries and joint owners should each sign.

                             Signature:_______________________ Date:___________

                             Signature:_______________________ Date:___________